UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/13/2008

Tercica, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50461

Delaware	26-0042539
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2000 Sierra Point Parkway
Suite 400
Brisbane, CA 94005
(Address of principal executive offices, including zip code)

(650) 624-4900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition

On May 12, 2008, Tercica, Inc. issued a press release announcing its financial results for the first quarter of 2008. A copy of the press release concerning the foregoing results was furnished as Exhibit 99.1 to the report filed with the SEC on May 12, 2008. On May 12, 2008, the Company also held a conference call (the "Conference Call") to, among other things announce certain information regarding its results of operations and financial condition for the quarter ended March 31, 2008.
During the Conference Call, the Company reported, among other things, the following information:
- The Company expects to present data from both the MS301 and 308 studies at a medical conference in the fourth quarter of 2008;
- The Company plans to have a pre-NDA meeting with the FDA regarding the submission of an NDA for primary IGFD; once the Company has met with the agency and knows their definitive viewpoint regarding all aspects regarding the submission of an SNDA, the Company will let investors know the expected timeline; and
- The Company estimates manufacturing transfer costs for Increlex to be approximately $3 million for the remainder of 2008 and approximately $1 million in 2009.

The information under Item 12 of this report shall not deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tercica, Inc.

Date: May 13, 2008	By:	/s/ Stephen N. Rosenfield
Stephen N. Rosenfield
Executive Vice President of Legal Affairs